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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report: (Date of earliest event reported):
                     December 26, 2002 (December 17, 2002)


                               CONTOUR ENERGY CO.
             (Exact name of registrant as specified in its charter)

        Delaware                      0-25214                    76-0447267
(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)

                            1001 McKinney, Suite 900
                              Houston, Texas 77002
              (Address of Registrant's principal executive offices)

                                 (713) 652-5200
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)

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Item 3. Bankruptcy or Receivership.

     On July 15, 2002, Contour Energy Co., a Delaware corporation (the "Company"), filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"), a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. The Company's subsidiaries, Contour Energy E&P, LLC, Kelley Operating Company, Ltd., Concorde Gas Marketing, Inc., Concorde Gas Intrastate, Inc. and Petrofunds, Inc. also filed Chapter 11 petitions with the Bankruptcy Court on July 15, 2002. On December 18, 2002, the Bankruptcy Court entered an order confirming the First Amended Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified (the "Final Plan"). The Final Plan is filed as an exhibit hereto.

     The Final Plan provides for payment of the Company's 14% senior secured notes due 2003 (the "Senior Notes") in full with interest at the non-default rate upon closing using proceeds from a new revolving credit facility, newly issued subordinated debt, and cash on hand. The Final Plan also provides that the holders of the Company's $155 million of 10 3/8% senior subordinated notes due 2006 (the "Subordinated Notes") will receive all of the reorganized Company's equity. On the effective date of the Final Plan, the Company's outstanding common stock (approximately 17,311,110 shares) will be cancelled and an aggregate of 15,500,000 shares of common stock of the reorganized Company will be issued to the holders of the Subordinated Notes. No additional shares of common stock are reserved for future issuance in respect of claims and interests filed and allowed under the Final Plan.

     With respect to secured claims other than secured claims related to the Senior Notes ("Other Secured Claims"), the Final Plan provides that on the later of the effective date of the Final Plan and the date an Other Secured Claim becomes allowed, or as soon thereafter as is practicable, with respect to each allowed Other Secured Claim, (i) the legal, equitable, and contractual rights to which such Other Secured Claim entitles the holder of such Other Secured Claim will be left unaltered, or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such allowed Other Secured Claim to demand or receive accelerated payment of such allowed Other Secured Claim after the occurrence of a default: (a) any such default that occurred before or after the commencement of the Chapter 11 cases, other than a default of a kind specified in section 365(b)(2) of the United States Bankruptcy Code, will be cured, (b) the maturity of such allowed Other Secured Claim will be reinstated as such maturity existed before such default; (c) the holder of such allowed Other Secured Claim will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) the legal, equitable, or contractual rights to which such allowed Other Secured Claim entitles the holder of such allowed Other Secured Claim will not otherwise be altered.

     The Final Plan provides that the general unsecured class of creditors will be paid in full, so long as the claims within that class are less than the Unsecured Claims Cap. The "Unsecured Claims Cap" is defined in the Final Plan as $1,750,000 plus the amount, if any, of general unsecured claims attributable to current or suspended royalties, joint interest billings, and certain license and membership fees. While a full reconciliation of claims has not yet been completed, based on the information available at this time the Company believes general unsecured claims will ultimately be less than the Unsecured Claims Cap and general unsecured creditors will



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receive payment of allowed claims in full. If the general unsecured claims do exceed the Unsecured Claims Cap, all general unsecured creditors will share pro rata in the amount of the Unsecured Claims Cap.

     Under the Final Plan, existing holders of Contour common stock, in the aggregate, will receive the lesser of $750,000 or the amount by which total general unsecured claims are less than the Unsecured Claims Cap. Until final resolution of the general unsecured claims, the amount payable in the aggregate to holders of common stock cannot be determined with certainty. However, based on information available at this time, the Company believes that holders of common stock will receive their pro rata share of $750,000.

     On the effective date of the Final Plan, all interests in employee and director stock option plans and each issued and unexercised option, unit or right issued under those plans will be cancelled. Under the Final Plan, such interest holders will not receive or retain any property, interest in property or interest in the Company's common stock or the reorganized Company's common stock on account of such issued and unexercised options, units or rights or on account of any rejection damages as a result of such cancellation.

     Contour has also filed with the Bankruptcy Court certain documents comprising the Plan Supplement. Copies of those documents are publicly available and may be reviewed in the office of the Bankruptcy Court for the Southern District of Texas, 515 Rusk, First Floor, Houston, Texas 77002, between the hours of 9:00 a.m. and 4:30 p.m., Monday through Friday.

     Contour continues to pay in full its royalty obligations in the normal course of business. Under the Final Plan Contour will assume the operating and related agreements covering oil and gas leases and anticipates that any amounts owed to joint working interest owners will be paid in full upon verification of the claims.

     The consolidated balance sheet of the Company and its subsidiaries at November 30, 2002 is filed as an exhibit hereto and is incorporated herein by this reference.

     On December 19, 2002, the Company issued a press release announcing confirmation of the Final Plan. Such press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     None.

(b) Pro Forma Financial Information

     None.


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(c)  Exhibits

     2.1 First Amended Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified.

     99.1 Contour Energy Co. and Subsidiaries Consolidated Balance Sheet at November 30, 2002.

     99.2  Press Release of Contour Energy Co. dated December 19, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     DATED this 26th day of December, 2002.

                                        CONTOUR ENERGY CO.


                                        By: /s/ Rick G. Lester
                                           -------------------------------------
                                           Rick G. Lester,
                                           Executive Vice President and Chief
                                           Financial Officer